CUSTODIAN AGREEMENT

     This Agreement, dated as of the _____ day of March, 1988, made by and between The Rightime Fund, Inc. (the "Fund"), a corporation operating as an open-end investment company, duly organized and existing under the laws of the State of Maryland and The Philadelphia National Bank (the "Custodian"), a national banking association duly organized and existing under the laws of the United States of America;
                        WITNESSETH THAT:
     WHEREAS, the Rightime Fund (the "Rightime Series") and the Rightime Blue Chip Fund (the "Blue Chip Series") are separate series of Shares; and
     WHEREAS, the Fund desires to appoint the Custodian as custodian of the Securities and principal cash of the Rightime Series and the Blue Chip Series and the Custodian is willing to act in such capacity upon the terms and conditions herein set forth;
     WHEREAS, the Custodian in its capacity as custodian hereunder will also collect and apply the dividends and interest on said Securities in the manner and to the extent herein set forth; and
     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:
     Section 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires.
     Book-Entry Securities: The term Book-Entry Securities shall mean securities issued by the Treasury of the United States of America and federal agencies of the United States of America which are maintained in the book-entry system ("the book-entry system") as provided in Subpart 0 of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR part 350, and the book-entry regulations of federal agencies substantially in the form of Subpart 0 and the term Book-Entry Account shall mean an account maintained by a Federal Reserve Bank in accordance with the aforesaid Circular and regulations.
     Custodian: The term Custodian shall mean The Philadelphia National Bank in its capacity as custodian under this Agreement.
     investment Company Securities: The term Investment Company Securities shall mean shares of stock or beneficial interest in a regulated investment company registered under the Investment Company Act of 1940 as amended.
     Investment Company Securities Transaction: The term Investment Company Securities Transaction shall mean the purchase, sale or redemption for the account of the Fund of Investment Company Securities.
     Oral Instructions: The term Oral Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons reasonably believed in good faith by the Custodian to be a person or persons authorized by a resolution of the Board of Directors of the Fund to give oral Instructions on behalf of the Fund.
     Securities: The term Securities shall mean bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by the Fund, including but not limited to Investment Company Securities, options, stock index futures, and options on such stock index futures.
     Securities Depository: The term Securities Depository shall mean a system for the central handling of securities where all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities.
     Series: The term Series shall mean The Rightime Series or The Blue Chip Series or either or both such Series as the context may specify or require.
     Shareholders: The term Shareholders shall mean the registered owners from time to time of the Shares of any Series of the Fund in accordance with the stock registry records of the Fund.
     Shares: The term Shares shall mean the issued and outstanding shares of common stock of any Series of the Fund.
     Stock Index Futures: This term Stock Index Future shall mean futures contracts on stock indices.
     Written Instructions: The term Written Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in original writing containing original signatures or a copy of such document transmitted by telecopy including transmission of such signature, reasonably believed in good faith by the Custodian to be the signature of a person authorized by a resolution of the Board of Directors of the Fund to give Written Instructions on behalf of the Fund.
     Section 2. The Fund shall from time to time file with the Custodian a certified copy of each resolution of its Board of Directors authorizing execution of Written Instructions and specifying the number of signatories required, together with certified signatures of the officers and other signatories authorized to sign, which shall constitute conclusive evidence of the authority of the officers and other signatories designated therein, and shall be considered in full force and effect with the Custodian fully protected in acting in reliance thereon until it receives a new certified copy of a resolution adding or deleting a person or persons with authority to give Written Instructions. If the certifying officer is authorized to sign Written Instructions, the certification shall also be signed by a second officer of the Fund.
     The Fund shall from time to time file with the Custodian a certified copy of each resolution of its Board of Directors authorizing the transmittal of Oral Instructions and specifying the person or persons authorized to give Oral Instructions and the matter or matters which may be the subject of any such instruction in accordance with this Agreement. Any resolution so filed with the Custodian shall be considered in full force and effect and the Custodian shall be fully protected in acting in reliance thereon until it actually receives a new certified copy of a resolution adding or deleting a person or persons with authority to give Oral Instructions or revising matters so provided. If the certifying officer is authorized to give Oral Instructions, the certification shall also be signed by a second officer of the Fund.
     Section 3. For all purposes under this Agreement, the Custodian is authorized to act upon receipt of the first of any Written or Oral Instruction it receives. In cases where the first Instruction is an Oral Instruction that is not in the form of a document or written record, the Fund shall be responsible for delivering, or having delivered to the .Custodian, a confirmatory Written Instruction or Oral Instruction in the form of a document or written record, and in cases where the Custodian receives an Instruction, whether Written or Oral, with respect to a portfolio transaction (other than an Investment Company Securities Transaction or a transaction involving a transfer on the books of a Securities Depository) the Fund shall cause the broker or dealer to send a written confirmation to the Custodian. The Custodian shall be entitled to rely on the first Instruction received and, for any act or omission undertaken in compliance therewith, shall be free of liability and fully indemnified and held harmless by the Fund. The Custodian shall if practicable act upon and comply with any subsequent Written or Oral Instruc-tion which modifies such first Instruction. The obligation of the Custodian with respect to any follow-up or confirmatory Written Instruction, Oral Instruction in documentary or written form, or broker-dealer written confirmation shall be to make reasonable efforts to detect any discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Fund. The Custodian shall also be responsible for taking any action necessary with respect to any timely follow-up Written or Oral Instruction which countermands or modifies a written or Oral Instruction. The Fund shall be responsible, at the Fund's expense, for taking any action, including any reprocessing, necessary to correct any discrepancy or error and, to the extent such action requires the Custodian to act, the Fund shall give the Custodian specific Written Instructions as to the action required.
     Section 4. The Fund hereby appoints the Custodian as custodian of the Securities and cash of each of The Rightime Fund Series and The Rightime Blue Chip Fund Series from time to time on deposit hereunder, to be held by the Custodian and applied as provided in this Agreement. The Custodian hereby accepts such appointment subject to the terms and conditions hereinafter provided. The Securities held by the Custodian shall, unless payable to bearer or maintained in a Securities Depository or Book-Entry Account pursuant to Section 5, be registered in the name of the Custodian or in the name of its nominee. Securities, excepting bearer securities and Investment Company Securities, delivered from time to time to the Custodian upon purchase or otherwise shall in all cases be in due form for transfer or already registered as above provided. Such Securities and cash of any Series of the Fund shall, however, be and remain the sole property of the acquiring Series of the Fund and the Custodian shall have only the bare custody thereof.
     Section 5. The Fund hereby authorizes the Custodian to deposit with a bank located in the United States assets held in the Option Account created pursuant to Section 13 or a Futures Account pursuant to Section 14 and to (a) deposit in its account
(s) with any Securities Depository registered as a Clearing Agency under Section 17A of the Securities Exchange Act of 1934, all or any part of the Securities as may from time to time be held for the Fund, and (b) deposit Book-Entry Securities belonging to the Fund in a Book-Entry Account which is maintained for the Custodian by a Federal Reserve Bank and (c) hold Investment Company Securities in the name of the Custodian or its nominee in the form of an account on the books of the respective investment company issuer. So long as any deposit referred to in
(a), (b) or (c) above is maintained for the Fund, the Custodian:
          (i) shall deposit the Securities in an account that includes only assets held by it for customers;
         (ii) shall, with respect to Securities transferred to the account of the Fund, identify as belonging to the proper Series of the Fund a quantity of securities in a fungible bulk of securities (i) registered in the name of the Custodian or its nominee, or (ii) shown on the Custodian's account on the books of the Securities Depository, the Book-Entry System, the Custodian's agent, or the respective investment company issuer; and
        (iii) shall send to the Fund such reports of the systems of internal accounting control of the Custodian and its agents through which such Securities are deposited as are available and as the Fund may reasonably request from time to time.
     The Fund warrants that its Board of Directors has approved the arrangement for the deposit of Securities in a Securities Depository and the Book-Entry System and the bolding of Investment Company Securities in the name of the Custodian or its nominee in an account on the books of the T Investment Company issuer.
     Section 6. The Fund will initially transfer and deposit or cause to be transferred and deposited with the Custodian all of the Securities and cash owned by each Series of the Fund at the time this Agreement becomes effective. Such deposit shall be evidenced by appropriate schedules duly executed by the Fund and the Fund agrees that it is solely responsible for the accuracy of said schedules. The Fund will cause to be deposited with the Custodian additional Securities of each Series of the Fund as the same are purchased or otherwise acquired from time to time, and any dividends or interest collected on such securities.
     Thereafter the Fund will cause to be deposited with the Custodian hereunder the net proceeds of Securities sold or redeemed from time to time.
     Section 7. The Custodian is hereby authorized and directed to disburse cash from time to time as follows:
     (a) for the purpose of payment for the purchase of Securities purchased by any Series of the Fund, upon receipt by the Custodian of both (1) Written or Oral Instructions identifying the acquiring Series, specifying the Securities and stating the purchase price, and the name of the broker, investment banker or other party to or upon whose order the purchase price is to be paid, and (11) except in respect to Investment Company Securities, the Securities so purchased in due form,for transfer or already registered as provided in Section 4, provided, however, that the Custodian may make payment for Securities on deposit with a Securities Depository and Book-Entry Securities at such times as the Custodian enters a credit in the account it maintains for the proper Series of the Fund to the effect that it has accepted delivery of such Securities on behalf of that Series of the Fund;
     (b) for the purpose of transferring funds in connection with a repurchase agreement, upon receipt by the Custodian of
(i) Written or Oral Instructions identifying the Series, specifying the Securities, the purchase price and the party to whom the purchase price is to be paid and (ii) written evidence of the identity of the party obligated to repurchase the Securities from the Fund;
     (c) for the purpose of transferring funds to a duly designated redemption paying agent to redeem or repurchase Shares, upon receipt of Written or Oral Instructions identifying the Series issuing such Shares and stating the applicable redemption price thereof;
     (d) for the purpose of exercising warrants and rights received upon the Securities, upon timely receipt of Written or Oral Instructions authorizing the exercise of such warrants and rights and stating the consideration to be paid by the acquiring Series;
     (e) for the purpose of repaying in whole or in part any loan of the Fund, upon receipt of Written or Oral Instructions directing payment and stating the Securities, if any, to be received against payment;
     (f) for the purpose of paying over to a duly designated Dividend Disbursing Agent such amounts as may be stated in Written or Oral Instructions, representing proceeds of the sale of warrants, rights, stock dividends, profit and increases in values of the Securities of a Series, as the Fund may determine to include in dividends and/or distribution declared on the Shares of such Series;
     (g) for the purpose of making or reimbursing the Fund for other corporate expenditures upon receipt of Written or Oral Instructions stating that such expenditures were authorized by resolution of the Board of Directors of the Fund and are or were for proper corporate purposes, and specifying the amount of payment, the purpose for which such payment is to be made, naming the person or persons to whom payment is to be made, and allocating the payment to the Series of the Fund chargeable therewith in whole or in part;
     (h) for the purpose of transferring funds to any Sub-Custodian, upon receipt of Written or Oral Instructions from the Fund;
     (i) in connection with the purchase or sale by a Series of Stock Index Futures and puts and calls traded on commodities exchanges as provided in Section 14;
     (j) in connection with puts and calls traded on securities exchanges as set forth in Section 14;
     (k)  as set forth in Section 9; or
     (l) for the purpose of payment for the purchase of Investment Company Securities purchased by any Series of the Fund, upon receipt by the Custodian of Written or Oral Instructions specifying the Securities and stating the purchase price and the name of the broker, investment banker or other party to or upon whose order the purchase price is to be paid.
     Section 8. The Custodian is hereby authorized and directed to deliver Securities of any Series of the Fund from time to time as follows:
     (a) for the purpose of exchanging Investment Company Securities for other Investment Company Securities within the same Investment company complex of funds;
     (b) for the purpose of redeeming Investment Company securities owned for the account of any Series of the Fund, upon receipt by the Custodian of Written or Oral Instructions specifying the Securities and stating the amounts of the proceeds to be received for the account of the Series, the approximate time of receipt and the manner of payments;
     (c) for the purpose of completing sales of Securities other than redemption of Investment Company Securities sold by any Series of the Fund, upon receipt of both (i) the net proceeds of sale and (ii) Written or Oral Instructions specifying the Securities sold and stating the amount to be received and the broker, investment banker or other party to or upon whose order the Securities are to be delivered provided, however, that the Custodian may accept payment owing in connection with the disposition by the Fund of Securities on deposit with a Securities Depository and Book-Entry Securities, by means of a credit in the appropriate amount to the account described in
Section 5 hereof;
     (d) for the purpose of exchanging Securities for other Securities and/or cash upon timely receipt of (i) written or Oral Instructions stating the Securities to be delivered and the Securities and/or cash to be received in exchange and the manner in which the exchange is to be made, and (ii) against receipt of the other Securities and/or cash as specified in the Written or Oral Instructions;
     (e) for the purpose of exchanging or converting Securities pursuant to their terms or pursuant to any plan of conversion, consolidation, recapitalization, reorganization, readjustment or otherwise, upon timely receipt of (i) Written or Oral Instructions authorizing such exchange or conversion and stating the manner in which such exchange or conversion is to be made, and (ii) the Securities, certificates of deposit, interim receipts, and/or cash to be received as specified in the Written or Oral Instructions;
     (f) for the purpose of presenting Securities for payment which have matured or have been called for redemption;
     (g) for the purpose of delivery of Securities of a Series upon redemption of Shares of that Series in kind, upon receipt
(i) of Share Certificates of such Series in due form for transfer, or proper processing of such Shares for which no Share Certificates are outstanding, and (ii) appropriate Written or Oral instructions;
     (h) for the purpose of depositing with the lender Securities of a Series to be held as collateral for a loan to that Series of the Fund upon receipt of Written or Oral Instructions directing delivery to the lender;
     (i)  upon receipt of Written or Oral Instructions stating
(i) the Securities to be delivered and the payment to be received and (ii) payment, in connection with any repurchase agreement related to such Securities; or
     (j)  in connection with puts and calls as set forth in
Section 13.
     Section 9. The Custodian will collect from time to time the dividends and interest on the Securities held by it hereunder and will deposit the same for the benefit of the proper Series of the Fund until disbursed as hereinafter provided.
     The Custodian is authorized to advance or pay out of the income account of any Series cash accrued interest on bonds purchased and dividends on stocks sold and like items.
     Subject to proper reserves for dividends owing on stocks sold and like items, the Custodian will disburse the money from time to time on deposit for the Fund to or upon the order of the Fund as it may from time to time direct for the following purposes:
     (a) to pay the proper compensation and expenses of the Custodian;
     (b) to transfer funds to a duly designated Dividend Disbursing Agent to pay dividends and/or distributions which may be declared by the Board of Directors of the Fund on any Shares of any Series upon receipt of appropriate Written or Oral Instructions;
     (c) to pay, or provide the Fund with money to pay taxes upon receipt of appropriate Written or Oral Instructions;
     (d) to transfer funds to a separate checking account maintained by the Fund pursuant to Section 17(f) of the Investment Company Act of 1940, as amended;
     (e) to pay interest, management or supervisory fees, administration, dividend and transfer agency fees and costs, compensation of personnel, or operating expenses (including, without limitation thereto, fees for legal, accounting and auditing services), and to disburse cash for other purposes charging any or all of such amounts against any Series properly chargeable therewith upon receipt of Written or oral Instructions requesting such payment or disbursement and identifying the Series chargeable therewith.
     Section 10. The Fund will cause any bank (including the Custodian) from which it borrows money using Securities as collateral to deliver to the Custodian a notice or undertaking in the form currently employed by such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian written or oral Instructions identifying the borrowing Series and stating, for each loan: (a) the name of the bank, (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement, (c) the tine and date, if known, on which the loan is to be entered into (the "borrowing date"), (d) the date on which the loan becomes due and payable, (e) the total amount payable to the borrowing Series of the Fund on the borrowing date, and (f) the market value of Securities of such Series to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities. The Custodian shall deliver on the borrowing date such specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount as set forth in the Written or Oral Instructions. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement.
     The Custodian shall deliver from time to time such securities as additional collateral as may be specified in Written or Oral Instructions, to collateralize further any transaction described in this Section. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian.
     In the event that Written or Oral Instructions fail to specify the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any particular Securities.
     Section 11. If the Custodian should in its sole discretion advance funds on behalf of a Series of the Fund which results in an overdraft because the moneys held by the Custodian for the account of that Series of the Fund shall be insufficient to pay the total amount payable upon purchase of securities or which results in an overdraft for some reason if such Series of the Fund is for any other reason indebted to the Custodian, such overdraft or indebtedness shall be deemed to be a loan made by the Custodian to that Series of the Fund payable on demand and bearing interest at the current rate charged by the Custodian for such loans. The Fund hereby agrees that the Custodian shall have a continuing lien and security interest in and to any property at any time held by it for the benefit of the Fund or in which that Series of the Fund may have an interest which is then in the Custodian's possession or control or in possession or control of any third party acting on the Custodian's behalf to the extent of any such overdraft or indebtedness. The Fund authorizes the Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Series' credit on the Custodian's books; provided, however, that the Custodian may not charge any amounts against the balance of account to the Series' credit unless it has notified the Fund of the overdraft prior to the making of such charges.
     Section 12. Upon receipt of Written or Oral Instructions, the Custodian will execute, or cause a sub-custodian or agent to execute, an escrow receipt relating to any covered call written by a Series of the Fund, and will deliver such escrow receipt against payment of the premium therefor. Such Instructions shall contain all information necessary for the issuance of such receipt and will authorize the deposit of the Securities specified therein into an escrow account of the proper Series of the Fund. Securities so deposited into an escrow account will be held by the Custodian or sub-custodian or agent subject to the terms of such escrow receipt. However, the Custodian agrees that it will not deliver, or cause a sub-custodian or agent to deliver, any Securities deposited in an escrow account pursuant to an exercise notice unless it has received Instructions to do so or (i) it has duly requested the issuance of such Instructions; (ii) at least two business days have elapsed since the delivery of such request to the Fund; and (iii) the Fund has not advised it that the Fund has purchased Securities that are to be delivered pursuant to the exercise notice. The Fund agrees that it will not issue any Instructions which shall conflict with the terms of any escrow receipt executed by the Custodian or a sub-custodian or agent in relation to the Fund which is then in effect. The parties agree that the Custodian need not maintain any written evidence of any call written by the Fund as part of its duties under this Agreement. The parties also agree that a Series of the Fund may write calls on Securities ("underlying securities") which are not owned by that Series of the Fund and issue Instructions to the Custodian to execute, or cause a sub-custodian or agent to execute, an escrow receipt on Securities ("convertible securities") which are, or are to be, owned by such Series and are convertible into the underlying securities. In such event, the parties agree that any Instructions as to the execution of the escrow receipt will relate only to such convertible securities but that any Instructions as to the delivery of such Securities may instruct the Custodian to convert the same.
     Section 13. a. If a Series of the Fund purchases or sells (writes) a put option contract ("put") or call option contract ("call"), which is traded on securities exchanges or quoted on the automatic quotation system of the National Association of Securities Dealers, Inc., the Fund will, in connection with such purchase or sale, deliver to the Custodian Written or Oral Instructions which identify such Series, describe the put or call in question including (i) whether the contract in question is a put or call and whether the put or call has been purchased or sold by the Fund; (ii) the exercise price, the expiration date and the amount of premium to be paid or received;
(iii) it- a premium is to be paid by the Fund, the identity of the broker and the documentation to be provided by such broker against receipt by the broker of the premium; (iv) if a premium is to be received by the Fund, the identity of the paying broker;
(v) a description of the investment to which the put or call relates; (vi) if the transaction is a closing purchase or sale transaction, the documentation or cash to be delivered to the broker through which the transaction was made; and (vii) in the case of a call sold by a Series of the Fund, whether the call is covered.
     b. If the option sold is a put or uncovered call, the Written or Oral Instructions shall also state either (a) the amount and kind of collateral required by the broker, which amount shall be delivered directly to the broker through whom such option was written in return for both a receipt issued by such broker and a confirmation by such broker of the option transaction at such times and in such manner as is in accordance with the customs prevailing among brokers in such securities and or (b) the amount and kind of assets of the Series, if any, which shall be segregated from the general assets of that Series and shall be held by the Custodian in a segregated option account (the "Option Account"). The Custodian shall set up and maintain the Option Account as it shall be directed by Written or Oral Instructions and shall increase or decrease the assets in such Option Account only as it shall be so directed by subsequent Written or Oral Instructions.
     c. If an option contract purchased or sold by a Series expires, the Fund will deliver to the Custodian Written or Oral Instructions containing the information specified in paragraph a. above and instruct the Custodian to (a) delete such option contract from the list of holdings that the Custodian maintains for the series if it is a put or call held by the Series and (b) to either remove from the Option Account the assets held therein with respect to such option (which assets shall be specified in such Written or Oral Instructions) , or to remove the restriction on any securities underlying a covered call, as the case may be. Upon the return and/or cancellation or expiration of any escrow receipts, the Custodian shall remove such restrictions, delete the option from the list of holdings maintained by the Custodian, and transfer such assets to the general account maintained by the Custodian for the benefit of the Series. Collateral delivered by a broker with whom it was previously deposited shall, if identical with the collateral specified in the receipt previously issued by such broker, be accepted by the Custodian and held in the general account maintained by the Custodian for the benefit of the Series. The Custodian shall accept delivery of collateral not specified in such a receipt only upon receipt of Written or Oral Instructions.
     d. If a call option sold by a Series of the Fund is exercised, the Fund shall promptly furnish the Custodian with Written or Oral Instructions stating: (a) that the Custodian shall deliver the related investments or cash; (b) a description of the related investments or a statement of the amount of cash to be delivered; (c) the person to whom the delivery is to be made; (d) the amount, if any to be received by the Custodian to hold for the Fund upon such delivery; and (e) the assets, if any, to be removed from the Option Account or the collateral, if any, to be returned by a broker with whom it was deposited. Assets of the Fund freed of restrictions imposed by reason of an option and collateral returned by a broker shall be held by the Custodian in the general account of the proper Series of the Fund.
If a put option sold by a Series of the Fund is exercised, the Fund shall promptly furnish the Custodian with Written or Oral Instructions stating: (a) that the Custodian shall make payment for the related investment or a cash payment as the case may be, subject to the put, (b) a description of the related investment or a statement of the amount of cash to be delivered, (c) the identity of the person to whom payment will be made against delivery of the related investments or to whom the delivery of cash is to be made; (d) the assets, if any, to be removed from the Option Account and/or the collateral, if any, to be returned by a broker with which it was deposited, such assets and collateral to be held by the Custodian in the general account of the proper Series of the Fund.
     e. If a put sold by a Series of the Fund is exercised, the Fund shall promptly furnish the Custodian with Written or Oral Instructions stating (i) that the Custodian shall make payment for the related investments subject to the put or a cash payment as the case may be; (ii) a description of the related investment of a statement of the amount of cash to be delivered; (iii) the identity of the person to whom payment will be made against delivery of the related investment or to whom the delivery of cash is to be made; and (iv) the assets, if any, to be removed from the Option Account and/or the collateral, if any, to be returned by a broker with which it was deposited, such assets and/or collateral to be held by the Custodian in the general account of the proper Series of the Fund.
     f. If the Instructions indicate that the option transaction in question is a closing purchase transaction, the Custodian shall, upon (i) payment by it of the premium for the call purchased (if the closing purchase transaction is as to a call sold by the Fund) or for the put purchased (if the closing purchase transaction is as to a put sold by the Fund); (ii) (if the closing purchase transaction is the purchase of a call to close out a covered call written by the Fund) the return and/or cancellation or expiration of any escrow receipts as to such covered call; and (iii) receipt of Written or Oral Instructions to do so, take action as to the put or call terminated by the closing purchase transaction as specified for expired options in
c. above.
     g. If any put or call held by a Series of the Fund is to be exercised by the Fund, such exercise must be the subject of Written or Oral Instructions received by the Custodian not later than its close of business of the last business day before the last day on which the option may be exercised. (This shall not affect the right of the Fund to sell any put or call held by it at any time prior to its lapse or to permit any put or call held by it to lapse unexercised.) Such Instruction shall (i) identify the put or call held by the Fund being exercised by it including the exercise price, the related investments and the broker which is the other party to the transaction; (ii) in the case of the exercise by the Fund of a put, instruct the Custodian to deliver the related investments to such broker against receipt of the exercise price from such broker or to receive cash from such broker, as the case may be, the amount of such cash to be specified in such Instructions, and (iii) in the case of the exercise by the Fund of a call, instruct the Custodian to deliver the exercise price to such broker against receipt from such broker of the related investments; the Custodian shall then take action as to the put or call exercised as specified for expired options.
     h. The Custodian shall be under no duty or obligation to see that the Fund has deposited or its maintaining adequate margin, if required, with any broker in connection with an option nor shall the Custodian be under duty or obligation to present such option to the broker unless it receives Written or Oral Instructions from the Fund. The Custodian shall have no responsibility for the legality of any put or call option purchased or sold on behalf of the Fund, the propriety of any such purchase or sale, and the adequacy of any collateral delivered to a broker in connection with an option or held in the Option Account. The Custodian specifically, but not by way of limitation, shall not be under any duty or obligation (i) to periodically check or notify the Fund that the amount of such collateral held by a broker or assets held in the Option Account is sufficient to protect such broker or the Fund against any loss, (ii) to effect the return of any collateral delivered to a broker, or (iii) to advise the Fund that any option it holds, has or is about to expire. Such duties or obligations shall be the sole responsibility of the Fund.
     Section 14. The Custodian is authorized and directed to take action as to puts, calls, and futures contracts ("Futures") purchased or sold by the Fund which are traded on commodities exchanges as set forth in this Section 14.
     (a) If a Series of the Fund purchases or sell Futures or a put or call traded on a commodities exchange, it will, in connection with such purchase or sale of a Future deliver to the Custodian Written or Oral Instructions which describe the Future in question including (i) the investment to which the Future relates, (the "related investment"); (ii) the nature and amount of initial margin; and (ill) the identity of the futures commission merchant ("FCM"); see (c) below as to the-procedures as to puts and calls. The Custodian shall thereupon establish an account (the "FCM Account") in the name of such FCM, unless an FCM Account has already been established for such FCM. The FCM Account shall contain cash or cash equivalents, including open-end Investment Company Securities other than Shares, which equal at least the sum of the aggregate value of the margin required to be established or maintained on all futures contracts through such FMC owned by the Fund, marked to market each day. The Custodian shall permit access to the assets in the FCM Account only by the FCM (except for payments to the Fund's general account on Instructions from the Fund) and only if the FCM states to the Custodian orally with written confirmation that the Fund is in default on an obligation to perform, that all conditions precedent to the right of the FCM to direct disposition have been satisfied and that disposition is for a proper purpose. Upon receipt of Written or Oral Instructions to do so, the Custodian shall make deposits in and withdrawals from a specified and segregated FCM Account in connection with initial and variation margin and excess margin, including deposits and withdrawals in connection with the closing out of Futures and the taking or making of delivery pursuant to any Future. Upon receipt of Written or Oral Instructions to do so, the Custodian shall make payments to a clearing corporation if such corporation has made payments to an FCM on behalf of the Fund.
     (b) In connection with the purchase of Futures and calls on Futures, the Custodian shall, on receipt of Written or Oral Instructions to do so, segregate from the general assets of the Fund and hold in a segregated sub-account (the "Futures Account") an amount and kind of assets indicated in such Instructions and consistent with the Fund's exemptive order from the United States Securities and Exchange Commission and shall increase or decrease the assets in Futures Account or terminate it only as directed in future Instructions. In absence of such an Instruction to segregate specific assets in the Futures Account, the Custodian shall segregate assets of the required value from the Fund's general custodial accounts equal in value to at least the sum of the aggregate value of all Futures Contracts of the Fund, market to market each day, less than amount of margin deposits with respect thereto, such assets being free of any allocation to support any other options or Futures obligations of the Fund.
The Fund may direct the substitution of any qualified asset in its general accounts for any segregated asset in its Future Account.
     (c) The procedures and responsibilities as to puts and calls as set forth in Section 13 shall also apply to puts and calls covered by this Section 14 except that (i) references to brokers shall be deemed to refer to FCMs; and (ii) reference to collateral shall be deemed to refer to initial and variation margin, and collateral shall not be delivered or received from a broker but initial and variation margin shall be deposited to or withdrawn from the applicable FCM Account; (iii) reference to the Option Account shall be deemed to refer to the Futures Account.
     (d) Nothing herein contained shall prevent the Custodian, the Fund and any FCM from entering into any agreement or agreements (to which the Fund's investment adviser may also be a party) not inconsistent herewith relating to Futures and/or puts and calls traded on commodities exchanges.
     (e) The responsibilities and liabilities of the Custodian as to Futures, puts and calls traded on commodities exchanges, any FCM Account and the Futures Account shall be limited as set forth in paragraph (h) of Section 13 as if such paragraph referred to an FCM Account, instead of margin, FCMs rather than brokers, Futures and puts and calls traded on commodities exchanges rather than puts and calls there covered and the Futures Account rather than the Option Account.
     Section 15. The Custodian assumes no duty, obligation or responsibility whatsoever to exercise any voting or consent powers with respect or the Securities held by it from time to time hereunder, it being understood that the Fund or such person or persons as it may designate, shall have the right to vote, or consent or otherwise act with respect to such Securities. The Custodian will exercise its best efforts to furnish to the Fund in a timely manner proxies or other appropriate authorizations with respect to Securities registered in the name of the Custodian or its nominee so that such voting powers, or powers to consent to otherwise act may be exercised by the Fund or pursuant to its direction.
     Section 16. The Custodian's compensation shall be as set forth in Schedule A hereto attached, or as shall be set forth in amendments to such Schedule approved in writing by the Fund and the Custodian.
     Section 17. The Custodian will exercise its best efforts to handle, forward, or process in a prompt and timely manner notices of stockholder meetings, proxy statements, annual reports, conversion notices, call notices, or other notices or written materials of any kind sent to the registered owners of securities (hereinafter referred to as "notices and materials"), it being understood that the Fund and its investment adviser have primary responsibility for reviewing such notices and materials, and for taking action thereon. The Custodian will make reasonable efforts to promptly forward such notices and materials as it receives them to the Fund, but makes no warranty or representation that all notices and materials have not been timely received by Custodian.
     Upon receipt by the Custodian of warrants or rights issued in connection with the assets of the Fund, the Custodian shall enter into its ledgers appropriate notations indicating such receipt and shall notify the fund of such receipt, but shall not have any obligation to take any action of any kind with respect to such warrants or rights except upon receipt of written or Oral Instructions from the Fund.
     Section 18. The Custodian assumes no duty, obligation or responsibility whatsoever with respect to Securities not deposited with the Custodian, with the exception of Securities deposited with any sub-custodian appointed by the Custodian. Common stocks or other Securities exchanged for Shares shall not be considered deposited with the Custodian until physically received by Custodian in accordance with the provisions of this Agreement. Custodian does not warrant the effective transfer of any Security until registration in the name of the Custodian or its nominee has been accomplished.
     Section 19. The Custodian acknowledges and agrees that all books and records maintained for the Fund in any capacity under this Agreement are confidential and the property of the Fund. They may be inspected by the Fund, or any authorized regulatory agency, at any reasonable time, and upon request will be surrendered promptly to the Fund. The Custodian shall provide the Fund with immediate notice of any request for review of the Fund's books and records, and no party will be allowed access to such books and records unless such prior notice has been given and consent has been received from the Fund unless otherwise required by law, regulation, or court order; the Custodian will immediately notify the Fund of any such examination in progress. The Custodian agrees to make available upon request and to preserve for the periods prescribed in Rule 3la-2 under the Investment Company Act of 1940 any records relating to services provided under t is Agreement which are required to be maintained by Rule 3la-1 under said Act.
     Section 20. The Custodian assumes only the usual duties and obligations normally performed by custodians of mutual funds. It specifically assumes no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Fund whether or not on deposit hereunder, it being understood that the responsibility for the proper and timely management, investment and reinvestment of said Securities shall be that of the Fund and its investment advisor.
     The Custodian shall not be liable for any taxes, assessments or governmental charges which may be levied or assessed upon the Securities held by it hereunder, or upon the income therefrom or otherwise whatsoever. The Custodian may pay any such tax, assessment or charge and reimburse itself out of the moneys of the Fund or out of the Securities held hereunder; provided, however, the Custodian shall consult the officers of the Fund before making any such payment.
     The Fund shall indemnify the Custodian and save it harmless from any and against any and all actions, suits and claims whether groundless or otherwise, arising directly or indirectly out of or in connection with its performance under this Agreement and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities incurred by the Custodian in connection with any such action, suit, or claim except as shall arise out of the negligence or willful misconduct of the Custodian, its officers, agents or employees. The Custodian shall not be under any obligation to prosecute or to defend any action, suit or claim arising out of or in connection with its performance under this Agreement, which, in the opinion of its counsel, may involve it in expense or liability, and the Fund shall, so often as reasonably requested, furnish the Custodian with satisfactory indemnity against such expense or liability, and upon request of the Custodian the Fund shall assume the entire defense of any action, suit or claim subject to the foregoing indemnity; provided, however, that the Custodian shall give the Fund written notice, and reasonable opportunity to defend, any such action, suit, or claim, in the name of the Fund or the Custodian or both.
     Without limitation of the foregoing:
     (a) The Custodian may rely upon the advice of counsel, who may be counsel for the Fund or counsel for the Custodian and upon statements of accountants, brokers and other persons believed by it in good faith to be expert in the matters upon which they are consulted and for any actions taken in good faith upon such statements, the Custodian shall not be liable to anyone.
     (b) The Custodian shall not be liable for any action taken in good faith reliance upon any Written or Oral Instruction or certified copy of any resolution of the Board of Directors of the Fund, and the Custodian may rely upon the genuineness of any such document or copy thereof believed in good faith by the Custodian to have been validly executed.
     (c) The Custodian may rely and shall be protected in acting upon any signature, instruction, opinion of counsel, statement, instrument, report, notice, consent, order, authorization or other paper or document believed by it to be genuine and to have been signed or presented by the Fund or other proper party or parties.
     Section 21. The Custodian is empowered to appoint one or more U.S. banking institutions as Sub-Custodian (including but not limited to, U.S. banks located in foreign countries) of Securities and moneys at any time owned by the Fund to permit Custodian to effectively perform the duties called for hereunder. Upon receipt of Written or Oral Instructions, directing or approving such appointment, the Custodian shall no liability to the Fund or any other person by reason of any act or omission of any Sub-Custodian so approved or appointed by the Fund and the Fund shall indemnify the Custodian and save it harmless from any and against any and all actions, suits and claims, whether groundless or otherwise and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising directly or indirectly out of or in connection with the performance of any Sub-Custodian approved or appointed by the Fund. The Custodian shall not be under any obligation to prosecute or to defend any action, suit or claim arising out of or in connection with the performance of any Sub-Custodian approved or appointed by the Fund, which, in the opinion of its counsel, may involve it in expense or liability, and the Fund shall, so often as reasonably requested, furnish the Custodian with satisfactory indemnity against such expense or liability, and upon request of the Custodian, the Fund shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity.
     The Fund shall pay all fees and expenses of any Sub-Custodian approved or appointed by the Fund, to the extent that such fees or expenses have not been paid to the Custodian for the performance of the services so provided by the Sub-Custodian.
     Section 22. This Agreement may be amended from time to time without notice to or approval of the Shareholders by a written supplemental agreement executed by the Fund and the Custodian and amending and supplementing this Agreement in a manner mutually agreed.
     Section 23. Either the Fund or the Custodian may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice which shall not be earlier than sixty (60) days after the date of giving such notice. In case such notice of termination is given either by the Fund or by the Custodian, the Fund shall use its best efforts to obtain a qualified successor custodian. If the Fund cannot obtain a qualified successor custodian, then the Board of Directors of the Fund shall, by resolution duly adopted, promptly designate the Fund as its own custodian. Each successor custodian shall be a person qualified to so act under the Investment Company Act of 1940, as amended. Upon receipt of written notice from the Fund of the appointment of such successor and upon receipt of Written or Oral Instructions, the Custodian shall deliver such Securities and cash as it may then be holding hereunder directly to and only to the successor custodian.
Unless or until a successor custodian has been appointed as above provided, the Custodian then acting shall continue to act as Custodian under this Agreement. Every successor custodian appointed hereunder shall execute and deliver an appropriate written acceptance of its appointment and shall thereupon become vested with the rights, powers, obligations and custody of its predecessor Custodian. The Custodian ceasing to act shall nevertheless, upon request of the Fund and successor custodian and upon payment of its charges and disbursements, execute an instrument in form approved by its counsel transferring to the successor custodian all the predecessor Custodian's rights, duties, obligations and custody.
     In case the Custodian shall consolidate with or merge into any other corporation, the corporation remaining after or resulting from such consolidation or merger shall ipso facto, without the execution or filing of any papers or documents, succeed to and be substituted for the Custodian with like effect as though originally named as such.
     Section 24. Nothing contained in this Agreement is intended to or shall require the Custodian in any capacity hereunder to perform any functions or duties on any holiday, day of special observance or any other day on which the Custodian or the New York Stock Exchange is closed unless required by law, and functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next succeeding business day on which both the New York Stock Exchange and the Custodian are open.
     Section 25. This Agreement shall take effect on the date hereof or on such other date as the parties agree to transfer the Fund's assets to the Custodian.
     Section 26. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.
     Section 27. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a resolution of its Board of Directors.
     Section 28. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.
     IN WITNESS WHEREOF, the Fund and the Custodian have caused this Agreement to be signed by their respective Presidents or Vice Presidents and their corporate seals hereunto duly affixed, and attested by their respective Secretaries or Assistant secretaries, as of the day and year first above written.
                              THE RIGHTIME FUND, INC.

                              By
(SEAL)                             Title:


Attest


                              THE PHILADELPHIA NATIONAL BANK



                              By
(SEAL)                             Title:

Attest




SCHEDULE A

                   PHILADELPHIA NATIONAL BANK

                      CUSTODY FEE SCHEDULE




     This pricing assumes all compensation in fees which will be billed on a quarterly basis:

          Annual Asset Maintenance

               First $100 million       $.15/$1,000
               next 500 million          .10/ 1,000

               Subject to an annual minimum of $20,000.


          Transaction Charges

               Book-Entry (DTC, FED and Statement Accounts)$10
               Physical/Repo                           $26
               Futures                                 $10
               Options - trip                          $45
               Wires in                                $10.50
               Wires out                               $ 6.50
               DTC and Mutual Fund Dividend Reinvestment$ 5.00



                AMENDMENT TO CUSTODIAN AGREEMENT


          This Agreement, dated the       day of June, 1988, made
by and between The Rightime Fund, Inc. (the "Fund"), a corporation operating as an open-end investment company, duly organized and existing under the laws of the State of Maryland and The Philadelphia National Bank (the "Custodian"), a national banking association duly organized and existing-under the laws of the United States of America;

                        WITNESSETH THAT:

          WHEREAS, the Fund and the Custodian entered into an
agreement dated March   , 1988 wherein the Custodian agreed to
act as custodian of the Fund's securities and principal cash
("Custodian Agreement"); and

          WHEREAS, the parties wish to amend the Custodian
Agreement to provide for the custody of the securities and principal cash of The Rightime Growth Fund, a separate series of shares of the Fund; and

          WHEREAS, the parties are amending the definition of "Series" in Section 1 of the Custodian Agreement in accordance with Section 22 of that Agreement providing for modification of the Agreement by a writing signed by both parties.

          NOW, THEREFORE, the parties hereto with intent to be legally bound, do hereby agree to amend the definition of "Series" in Section 1 as follows:

          "Series:  The term Series shall mean The Rightime
     Series, The Blue Chip Series, or The Rightime Growth Fund
     Series, or either or all such Series as the context may specify or require."

          IN WITNESS WHEREOF, the Fund and the Custodian have caused this Agreement to be signed by their respective Presidents or Vice Presidents and their corporate seals hereunto duly affixed, and attested by their respective Secretaries or Assistant Secretaries, as of the day and year above written.

                              THE RIGHTIME FUND, INC.

Attest:

                              By:

                              Title:


                              THE PHILADELPHIA NATIONAL BANK

Attest:

                              By:

                              Title: